Exhibit e.(i).k

AMENDMENT NUMBER 10 TO

PRINCIPAL UNDERWRITING AGREEMENT

The Principal Underwriting Agreement amongst Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC), The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. dated January 1, 2013, as amended and restated August 7, 2013, is hereby amended to amend and restate Schedule A as attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of 28th February, 2019.

The Hartford Mutual Funds, Inc.

By:	/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President

The Hartford Mutual Funds II, Inc.

By:	/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President

Agreed to and Accepted:

Hartford Funds Distributors, LLC

By:	/s/ Walter F. Garger
Walter F. Garger
Secretary

SCHEDULE A

To the Amended and Restated Principal Underwriting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund (fund to be renamed effective May 1, 2019)

Hartford Multi-Asset Income and Growth Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Environmental Opportunities Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

Hartford Global Impact Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

The Hartford Short Duration Fund

The Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

The Hartford Small Cap Growth Fund

Hartford Quality Value Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund (fund to be renamed effective May 1, 2019)

Hartford Schroders US MidCap Opportunities Fund